UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 15, 2024
Date of Report (date of earliest event reported)

UpHealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-38924 (Commission File Number)	83-3838045 (I.R.S. Employer Identification Number)

14000 S. Military Trail, Suite 203
Delray Beach, FL 33484
(Address of principal executive offices, including zip code)

(888) 424-3646
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UPH(1)	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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(1)On December 11, 2023, UpHealth, Inc. (the “Company”) received written notice from the staff of NYSE Regulation that it has commenced proceedings to delist the common stock, par value $0.0001 per share, of the Company (ticker symbol: UPH) (the “Common Stock”), from the New York Stock Exchange (“NYSE”), and suspended trading in the Common Stock pending the completion of such proceedings. As a result, effective December 12, 2023, the Common Stock is trading in the over-the-counter market under the symbol “UPHL”. The Company timely filed an appeal of this determination with the NYSE and requested a hearing before the NYSE Regulatory Oversight Committee’s Committee for Review. On January 12, 2024, the NYSE granted the Company’s request for a hearing, which is expected to take place on April 17, 2024.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As disclosed in the Current Report on Form 8-K filed by UpHealth, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) on November 20, 2023 (the “November 20 Current Report”), on November 16, 2023, the Company and its wholly-owned subsidiary, Cloudbreak Health, LLC, a Delaware limited liability company (“Cloudbreak”), entered into a membership interests purchase agreement (the “Purchase Agreement”) with Forest Buyer, LLC, a Delaware limited liability company (“Forest Buyer”) and an affiliate of GTCR LLC, a leading private equity firm, pursuant to which the Company agreed to sell all of the outstanding equity interests of Cloudbreak and the wholly-owned subsidiaries of Cloudbreak to Forest Buyer for $180.0 million in cash, subject to certain adjustments for closing indebtedness, net working capital, cash and unpaid transaction expenses related to the transactions contemplated by the Purchase Agreement (the “Sale” and all of the transactions contemplated by the Purchase Agreement, collectively, the “Transactions”), as more fully described in the Company’s definitive proxy statement filed with the SEC on January 24, 2024.

As further disclosed in the November 20 Current Report, in connection and concurrently with the entry into the Purchase Agreement, the Company, Cloudbreak and Forest Buyer entered into a transaction support agreement, dated as of November 16, 2023 (the “Transaction Support Agreement”), with certain beneficial holders of the Company’s Variable Rate Convertible Senior Secured Notes due 2025 (“2025 Notes”) (being the holders of at least 69% of the 2025 Notes, the “Consenting 2025 Noteholders”) and certain beneficial holders of the Company’s 6.25% Convertible Senior Notes due 2026 (“2026 Notes”) (being the holders of at least 88% of the 2026 Notes, the “Consenting 2026 Noteholders”, and together with the Consenting Senior Secured Noteholders, the “Consenting Noteholders”), pursuant to which the parties thereto agreed, among other things, to support the Purchase Agreement and the Transactions, including the Sale, and to enter into and effect the Supplemental Indentures (as defined below) in connection with the offers to repurchase the 2025 Notes and the 2026 Notes in accordance with the terms of the applicable Indenture as a result of any or all of the Transactions constituting a Fundamental Change (as such term is defined in each of the Indentures) under the applicable Indenture (each, a “Fundamental Change Repurchase Offer”) to be made by the Company pursuant to the terms of the Transaction Support Agreement.

Furthermore, as disclosed in the Current Report on Form 8-K filed by the Company with the SEC on February 15, 2024 (the “February 15 Current Report”), on February 9, 2024, in accordance with the terms of the Purchase Agreement and the Transaction Support Agreement, the Company entered into a supplemental indenture and amendment to security and pledge agreement, dated as of February 9, 2024 (the “First Lien Supplemental Indenture and Amendment to Security Agreement”), which amended the terms of the indenture, dated as of August 18, 2022, by and among the Company, the Guarantors (as defined below) party thereto and Wilmington Trust, National Association (“Wilmington Trust”), in its capacity as trustee and collateral agent thereunder, relating to the 2025 Notes (as amended, restated, supplemented or otherwise modified from time to time, including pursuant to the First Lien Supplemental Indenture and Amendment to Security Agreement as described below, the “First Lien Indenture”), and the security and pledge agreement, dated as of August 18, 2022, by and among the Company, the Guarantors from time to time party thereto and Wilmington Trust, as collateral agent, relating to the 2025 Notes (as amended, restated, supplemented or otherwise modified from time to time, including pursuant to the First Lien Supplemental Indenture and Amendment to Security Agreement as described below, the “First Lien Security Agreement” and together with the First Lien Indenture, the “First Lien Documents”). The First Lien Supplemental Indenture and Amendment to Security Agreement amended the terms of the First Lien Indenture to, among other things, (a) provide for certain changes to certain of the definitions in the First Lien Indenture, including “Permitted Indebtedness”, “Permitted Investments”, “Permitted Liens”, “Asset Sale”, “Excluded Subsidiary” and “Significant Subsidiary” (b) provide for certain modifications to covenants of the Company and certain changes with respects to events of default; (c) provide a carveout for the Sale from the terms of the First Lien Indenture with respect to mergers and sale transactions; (d) delete the rule prohibiting repurchases in connection with a Fundamental Change arising from the Sale at the time the 2025 Notes have been accelerated, and (e) modify the provisions in respect of repurchases of 2025 Notes as a result of a Fundamental Change for the Consenting 2025 Noteholders in respect of the Sale to account for a multi-step process for the repurchase of the 2025 Notes (i.e., to require a repurchase offer at Closing and in connection with subsequent paydowns with the proceeds of released funds from the Escrow Accounts (as defined below)), in each case, at a 5.00% premium to the principal amount of such 2025 Notes pursuant to the terms of the Transaction Support Agreement.

In addition, as disclosed in the February 15 Current Report, on February 9, 2024, in accordance with the terms of the Purchase Agreement and the Transaction Support Agreement, the Company entered into a supplemental indenture (the “Second Lien Supplemental Indenture” and together with the First Lien Supplemental Indenture, the “Supplemental Indentures”) to the indenture, dated June 9, 2021, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (“BNY Mellon”), in its capacity as successor trustee and as collateral agent thereunder (as amended, restated, supplemented or otherwise modified from time to time, including pursuant to the Second Lien Supplemental Indenture and the Second Lien Security Agreement as described below, the “Second Lien Indenture” and together with the First Lien Indenture, the “Indentures”), the terms of which amended the Second Lien Indenture to, among other things, (a) add each subsidiary of UpHealth, other than Glocal Healthcare Systems Private Limited, UPH Digital Health Services Private Limited and any subsidiary of UpHealth that is, as of the date of the Supplemental Indentures, a debtor or debtor in possession in any bankruptcy proceeding, including the jointly administered Chapter 11 proceedings pending before the United States Bankruptcy Court for the District of Delaware under caption In re UpHealth Holdings, Inc., Case No. 23-11476-LSS (collectively, the “Guarantors”), as a guarantor of the obligations under the 2026 Notes pursuant to the Second Lien Indenture; (b) cause UpHealth and the Guarantors to grant a second-priority security interest on the same collateral that secures the 2025 Notes; (c) in connection with those items described in clauses (a) and (b) above, incorporate provisions similar to those in the First Lien Indenture, including with respect to covenants and events of default, as previously disclosed by the Company and as modified by the First Lien Supplemental Indenture; and (d) provide a carveout for the Sale from the terms of the Second Lien Indenture with respect to mergers and sale transactions. Pursuant to the terms of the Second Lien Indenture, the 2026 Notes are secured by a second-priority lien, subject only to certain permitted liens, in substantially all assets of the Company and the Guarantors, subject to customary exclusions, pursuant to a security and pledge agreement, dated as of February 9, 2024 (as it may be amended, modified, or supplemented from time to time, the “Second Lien Security Agreement” and together with the Second Lien Indenture, the “Second Lien Documents”), by and among the Company, the Guarantors and BNY Mellon, as collateral agent on behalf of the 2026 Noteholders.

Furthermore, as disclosed in the Current Report on Form 8-K filed by the Company with the SEC on March 1, 2024, at a special meeting of the Company’s stockholders held on February 29, 2024, the stockholders approved the Purchase Agreement providing for the Sale of Cloudbreak and the wholly-owned subsidiaries of Cloudbreak to Forest Buyer, as such Sale constitutes the sale of substantially all of the assets of the Company under Delaware law.

Closing of the Sale of Cloudbreak

On March 15, 2024 (the “Closing Date”), the Company completed the closing of the Transactions (the “Closing”). In connection and concurrently with the Closing, Cloudbreak and its subsidiaries were released as Guarantors under the First Lien Documents and the Second Lien Documents. Pursuant to the terms of the Purchase Agreement, the “Cash Consideration” for the Sale was an amount equal to $180.0 million, with adjustments for debt as of immediately prior to the Closing and cash as of 11:59 p.m. (Delray Beach, Florida time) on the day immediately prior to the Closing Date (the “Calculation Time”), Cloudbreak’s net working capital as of the Calculation Time, and unpaid expenses related to the Transactions. The consideration payable for the benefit of the Company at the Closing was $180.0 million, less adjustments for the estimated closing debt and cash and the estimated unpaid expenses related to the Transactions (the “Estimated Cash Consideration”). All of the Estimated Cash Consideration was delivered by Forest Buyer to an escrow agent (the “Escrow Agent”) and deposited into three segregated escrow accounts established pursuant an escrow agreement, dated March 15, 2024, entered into in accordance with the terms of the Purchase Agreement by the Company, Forest Buyer and the Escrow Agent (the “Escrow Agreement”), as follows: (i) $3 million (the “Working Capital Escrow Amount”) was deposited in a segregated escrow account to satisfy any adjustment to the Cash Consideration (the “Working Capital Escrow Account”); (ii) $27 million (the “Tax Escrow Amount”) was deposited in a segregated escrow account to enable the Company to pay any and all taxes that become due and payable by the Company as a result of the Transactions (the “Tax Escrow Account”); and (iii) the remaining portion of the Estimated Cash Consideration equal to approximately $139 million (such amount, the “Notes Escrow Amount”), was deposited in a segregated escrow account (the “Notes Escrow Account”, and together with the Working Capital Escrow Account and the Tax Escrow Account, the “Escrow Accounts”), the purpose of which is to fund the Fundamental Change Repurchase Offers. The funds in the Notes Escrow Account will be released on approximately June 3, 2024, but no later than June 15, 2024, and will be used to satisfy in full, plus accrued interest, the 2026 Notes and to repurchase approximately $20 million of the 2025 Notes, plus accrued interest, following which approximately $37 million in aggregate principal amount of 2025 Notes will remain outstanding, which will constitute the entirety of the Company’s outstanding long term debt. Funds in the Tax Escrow Account will be used to satisfy the Company’s 2024 tax liability in respect of the Transactions and any funds not required for this purpose will be used to repurchase additional 2025 Notes. Funds in the Working Capital Escrow Account will be used to satisfy any obligations of the Company resulting from a difference between Cloudbreak’s targeted and actual working capital as of the Closing, and any funds not used for this purpose will be used to repurchase additional 2025 Notes.

Following the Closing, in connection with a customary adjustment to the Cash Consideration, which adjustment is expected, in the absence of any disagreement, to be determined within 120 days following the Closing Date, to the extent that the Cash Consideration exceeds the Estimated Cash Consideration, a payment shall be made for the purpose of repurchasing the 2026 Notes and/or the 2025 Notes of an amount equal to the amount by which the Cash Consideration exceeds the Estimated Cash Consideration (up to an excess equal to the amount of the Working Capital Escrow Amount). To the extent that following such customary adjustment to the Cash Consideration, the Estimated Cash Consideration is greater than the Cash Consideration, Forest Buyer and the Company shall cause the Escrow Agent to make payment to Forest Buyer (or its designees) of an amount equal to the lesser of (i) the amount by which the Estimated Cash Consideration exceeds the Cash Consideration, and (ii) the Working Capital Escrow Amount held in the Working Capital Escrow Account, including any dividends, interest, distributions and other income received in respect thereof, less any losses on investment thereof, less distributions thereof in accordance with the Purchase Agreement and the Escrow Agreement (the “Working Capital Escrow Funds”), in each case, from the Working Capital Escrow Account, and after any such payments are made to Forest Buyer, the remaining Working Capital Escrow Funds (if any) shall be used for the repurchase of 2026 Notes and/or 2025 Notes.

The above description of the Purchase Agreement and the Transactions is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Purchase Agreement, a copy of which was included as Exhibit 2.1 to the November 20 Current Report, and the terms of which are incorporated in this Current Report on Form 8-K (this “Current Report”) by reference.

Item 8.01	Other Events.

On March 18, 2024, the Company issued a press release announcing the Closing of the Transactions. A copy of the press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the repurchases of the 2026 Notes and 2025 Notes and the availability of funds in the Tax escrow and Working Capital escrow that may be used for this purpose, in each case, including the amounts and timing thereof, the projected operation and financial performance of the Company and its various subsidiaries, including TTC Healthcare, Inc., its product offerings and developments and reception of its product by customers, the hearing before the CFR, including its timing, the

Company’s ability to demonstrate compliance with the listing requirements of the NYSE, the delisting of the Common Stock from the NYSE in the event the Company’s appeal is unsuccessful, the trading of the Company’s Common Stock in the over-the-counter market, and the Company’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding the future revenue and the business plans of the Company’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this Current Report are based on certain assumptions and analyses made by the management of the Company considering their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on the Company as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting the Company will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the ability of the Company to utilize funds in the Notes escrow and Working Capital escrow for the repurchases of the 2026 Notes and 2025 Notes, the ability of the Company to service or otherwise pay its debt obligations following such repurchases, including to holders of the Company’s notes that will remain outstanding, the mix of services utilized by the Company’s customers and such customers’ needs for these services, market acceptance of new service offerings, the ability of the Company to scale and expand what it does for existing customers as well as to add new customers, the outcome of the CFR hearing and whether the CFR will grant the Company’s request for continued listing, whether the Company will be able to regain and sustain compliance with the continued listing standards of the NYSE or comply with the initial listing standards of another national securities exchange, uncertainty with respect to how the International Court of Arbitration or the Indian courts shall decide various matters that are before them or that the board of directors of Glocal Healthcare Systems Private Limited (“Glocal”) will act in compliance with its fiduciary duties to Glocal’s shareholders, and that the Company will have sufficient capital to operate as anticipated. Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as may be required under applicable securities laws.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release, dated March 18, 2024, announcing the Closing of the Transactions.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 18, 2024                         UPHEALTH, INC.

By:	/s/ Martin S.A. Beck
Name:	Martin S. A. Beck
Title:	Chief Executive Officer